HOMBURGER

Alcon, Inc.
Bösch 69
CH-6331 Hünenberg

December 12, 2003 LAC | DUA
305306 | LAC | 000061.doc

Homburger Rechtsanwälte Weinbergstrasse 56 | 58 CH-8006 Zürich Postfach 338 | CH-8035 Zürich Telefon +41 1 265 35 35 Fax +41 1 265 35 11 claude.lambert@homburger.ch	Alcon, Inc. Registration Statement on Form S-8 Exhibit 5.1 Opinion Ladies and Gentlemen:

We have been retained as special Swiss counsel to Nestle S.A., the majority shareholder of Alcon, Inc., a corporation incorporated under the laws of Switzerland (Alcon), and, for purposes of this opinion, by Alcon, in connection with the registration statement on Form S-8, to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof (the Registration Statement) under the United States Securities Act of 1933, as amended (the Act), with respect to the registration of up to 2,000,000 existing common shares, par value CHF 0.20 per share, of Alcon (the Common Shares) pursuant to the Alcon 401(k) Retirement Plan and Trust (the Plan).

I.

Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgment.

This opinion is also confined to:

(i)

the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter; and

(ii)

the documents listed below.

For the purpose of giving this opinion, we have only examined originals or copies of the following documents:

(iii)

a copy of the articles of association of Alcon, dated February 4, 2003 (Articles);

(iv)

a draft of the Registration Statement; and

(v)

a certified excerpt from the Commercial Register of the Canton of Zug, Switzerland, dated November 5, 2003, relating to Alcon (Excerpt).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above documents and their impact on the parties under Swiss law.

II.

Assumptions

In rendering the opinion below, we have assumed the following:

(a)

the filing of the registration statement with the United States Securities and Exchange Commission has been authorized by all necessary actions under all applicable laws other than Swiss law;

(b)

the Common Shares are part of the ordinary share capital as shown in the Excerpt and article 4 of the Articles;

(c)

the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made or should be reflected in the Articles or the Excerpt as of the date hereof; and

(d)

all documents purporting to be copies of originals are complete and conform to the originals.

III.

Opinion

Based on the foregoing assumptions and subject to the qualifications set out below, we express the following opinions:

1.

Alcon has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

2.

The Common Shares are validly issued, fully paid and nonassessable.

IV.

Qualifications

The above opinion is subject to the following qualifications:

(a)

we are admitted to the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our opinion is confined to Swiss law. We have abstained from examining any issues of any other jurisdiction.

(b)

This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change.

(c)

We express no opinion on the correctness or completeness of the Registration Statement.

* * *

We have rendered this opinion as of the date hereof and, for the purpose of this opinion, we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention. This opinion is addressed to Alcon in connection with the Registration Statement. It may not be used, copied, circulated or relied upon by any party (other than Alcon and their legal advisers) or for any other purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Very sincerely yours,

HOMBURGER RECHTSANWÄLTE

/s/ Claude Lambert

Dr. Claude Lambert